Exhibit 99.1

ATC Venture Group Inc. Receives Amex Delinquency Notice

Minnetonka, MN, August 10, 2012—(BUSINESS WIRE)—ATC Venture Group Inc. (AMEX:ATC) announced that on August 3, 2012, it received noticed from the American Stock Exchange indicating that the Company is below certain of the Exchange’s continued listing standards because the value of shares held by the public is below the required threshold.  The Company was afforded an opportunity to submit a plan of compliance to the Exchange by September 3, 2012 and intends to do so.

For more information, contact: Robert Davis, CEO at 952-215-3100.